Exhibit 10(vv)

FIRST AMENDMENT
TO THE
BANK OF AMERICA 401(K) RESTORATION PLAN
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2015)

Instrument of Amendment

THIS INSTRUMENT OF AMENDMENT (the “Instrument”) is executed by BANK OF AMERICA CORPORATION, a Delaware corporation with its principal office and place of business in Charlotte, North Carolina (the “Company”).
Statement of Purpose
The Company sponsors the Bank of America 401(k) Restoration Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of its affiliated companies that participate in the Plan. The provisions of the Plan are currently set forth in an instrument of the Company dated December 5, 2014, which amended and restated the Plan effective January 1, 2015. The Company has reserved the right in Section 4.1 of the Plan to amend the Plan in whole or in part, on its own behalf and on behalf of its affiliated companies that participate in the Plan. By this Instrument, the Company is amending the Plan to reflect (i) the new name of the Plan, (ii) provide for certain evergreen elections for the 2017 Plan Year and later Plan Years, and (iii) otherwise meet current needs.
NOW, THEREFORE, the Company hereby amends the Plan to be effective as provided herein:
1.Effective as of January 1, 2016, the Plan is hereby renamed the “Bank of America Deferred Compensation Plan,” every reference to “Bank of America 401(k) Restoration Plan” in the Plan is hereby amended to read “Bank of America Deferred Compensation Plan” and Section 1.43 is hereby amended to read as follows:
“1.43     Restoration Plan
The Bank of America Deferred Compensation Plan as in effect from time to time.”
2.Effective as of January 1, 2016, Section 2.2(e)(ii) of the Plan is hereby amended in its entirety to read as follows:

“(ii)
For the 2015 and 2016 Plan Years: Effective with respect to the 2015 and 2016 Plan Years, if an Eligible Employee does not make a deferral election under this Section for such Plan Year, such Eligible Employee

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shall be deemed to have elected not to defer any amount under the Restoration Plan for such Plan Years and such election shall be irrevocable for such Plan Years.”
3.Effective as of January 1, 2016, a new Paragraph (iii) is hereby added to the end of Section 2.2(e) of the Plan to read as follows:

“(iii)
Evergreen Deferral Election For the 2017 Plan Year and Later Plan Years: Effective with respect to the 2017 Plan Year and subsequent Plan Years after the 2017 Plan Year, if an Eligible Employee has previously made an affirmative deferral election (or has been deemed to have made an affirmative deferral election by application of this Paragraph after an initial affirmative deferral election) under this Section, and such Eligible Employee does not make a deferral election under this Section for a subsequent Plan Year for which such Eligible Employee is an Eligible Employee, such Eligible Employee shall be deemed to have affirmatively elected to defer the same amount under the Restoration Plan for the subsequent Plan Year as such Participant elected in the immediately preceding Plan Year, and such election shall be irrevocable for the Plan Year (“Evergreen Deferral Election”). For the avoidance of doubt, Participants are able to prevent an Evergreen Deferral Election as described in this Paragraph by making an affirmative deferral election under this Section.”

4.Effective as of July 1, 2015, Section 2.5(d) of the Plan is hereby deleted in its entirety.
5.Effective as of January 1, 2016, a new Subsection (k) is hereby added to the end of Section 2.8 of the Plan to read as follows:

“(k)
Evergreen Payment Elections For the 2017 Plan Year and Later Plan Years: Notwithstanding anything in this Section to the contrary, effective with respect to the 2017 Plan Year and subsequent Plans Years after the 2017 Plan Year, if a Participant has an Evergreen Deferral Election for a Plan Year pursuant to Section 2.2(e)(iii) and such Participant does not make an affirmative class year payment election under this Section with respect to the Post-2014 Deferral Sub-Account for such Plan Year, the Participant shall be deemed to have made a payment election for such Post-2014 Deferral Sub-Account as determined by the Committee (an “Evergreen Payment Election”); provided, however, that prior to the time that Participants are afforded an opportunity to make a payment election for the Post-2014 Deferral Sub-Account for a given Plan Year pursuant to Section 2.8(a)(i)(B), the Committee shall notify the Participants of the particular Evergreen Payment Election that shall apply in the event that the Participants do not make an affirmative payment election, and such Evergreen Payment Election shall be uniform for all such Participants. Not in limitation of the foregoing, such Evergreen Payment Election may result in a payment election that is (i) the same payment election that applied to such Participant’s Post-2014 Deferral Sub-Account for the immediately preceding Plan Year (for example, if the payment election for the Post-2014 Deferral Sub-Account for the 2017 Plan Year was a lump sum in 2027, the deemed Evergreen Payment Election for the Post-2014 Deferral Sub-Account for the 2018 Plan Year shall also be a lump sum in 2027); (ii) the same payment election that applied to such Participant’s Post-2014 Deferral Sub-Account for the immediately preceding Plan Year, except as modified for the passage of time (for example, if the payment election for the Post-2014 Deferral Sub-Account for the 2017 Plan Year was a lump sum in 2027, the deemed Evergreen Payment Election for the Post-2014 Deferral Sub-Account for the 2018 Plan Year shall be a lump sum in 2028); (iii) a lump sum payment following zero years after the Participant’s Termination of Employment as described in Section 2.8(c)(i); or (iv) any other Evergreen Payment Election method as determined and documented by the Committee. In the event that the Committee applies method (i) above and the Evergreen Payment Election results in a deemed payment election for a specified calendar year that does not begin at least 24 months after the start of the Plan Year with respect to which such Evergreen Payment Election applies, the Participant shall be deemed to have elected a lump sum payment following zero years after the Participant’s Termination of Employment (for example, with respect to the Post-2014 Payment Election Source comprised of Class Year Deferrals for the 2017 Plan Year, if the

specified calendar year under method (i) above results in an Evergreen Payment Election of 2018, the deemed Evergreen Payment Election for that the 2017 Plan Year shall be a lump sum payment following zero years after the Participant’s Termination of Employment). The Evergreen Payment Election shall be irrevocable for the Plan Year. For the avoidance of doubt, Participants are able to prevent an Evergreen Payment Election as described in this Subsection by making an affirmative payment election under Section 2.8(a)(i)(B).”
6.    Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.
IN WITNESS WHEREOF, the Company, on behalf of all of the Participating Employers, has caused this Instrument to be duly executed on the 17th day of December, 2015.
BANK OF AMERICA CORPORATION
By: /s/ Richard J. Hille
Richard J. Hille
Global Head of Compensation and Benefits

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